UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2019

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 12, 2019, Crescent Capital BDC, Inc. (the “Company”) entered into a definitive merger agreement (the “Merger Agreement”) with Alcentra Capital Corporation, a Maryland corporation (“Alcentra Capital”), Atlantis Acquisition Sub, Inc., a Maryland corporation and one of the Company’s wholly owned owned subsidiaries (the “Acquisition Sub”) and, solely for limited purposes, the Company’s investment adviser, CBDC Advisors, LLC (“CBDC Advisors”), pursuant to which the Company will acquire all of the outstanding shares of Alcentra Capital in a stock and cash transaction. Pursuant to the Merger Agreement, Acquisition Sub will merge with and into Alcentra Capital, with Alcentra Capital surviving the merger as a wholly owned subsidiary of the Company (the “First Merger”). Immediately thereafter and as a single integrated transaction, Alcentra Capital will merge with and into the Company, with the Company surviving the merger (the “Second Merger” and, together with the First Merger, the “Mergers”). The board of directors of the Company, the Committee of Independent Directors of Alcentra Capital’s board of directors (the “Alcentra Board”) and the Alcentra Board, including all of the respective independent directors, have unanimously approved the Merger Agreement and the transactions contemplated therein.

Upon completion of the Mergers, Alcentra Capital’s stockholders will have the right to receive the following in exchange for each share of Alcentra Capital common stock outstanding immediately prior to the effective time of the First Merger, in accordance with the Merger Agreement: (a) $3.1784 per share in cash consideration (less certain special dividends (i.e., tax dividends) expected to be declared by Alcentra Capital after the date of the Merger Agreement) and (b) stock consideration at the fixed exchange ratio of 0.4041 shares, par value $0.001 per share, of the Company’s common stock (the “Exchange Ratio”). The Exchange Ratio was fixed on the date of the Merger Agreement and is not subject to adjustment based on changes in the trading price of Alcentra Capital’s common stock before the closing of the Mergers. Based on the number of shares of Alcentra Capital common stock outstanding on the date of the Merger Agreement, the above would result in approximately 5.2 million of the Company’s shares being exchanged for approximately 12.9 million outstanding shares of Alcentra Capital common stock, subject to adjustment in certain limited circumstances.

In accordance with the Merger Agreement, $1.6761 per share of the cash consideration paid to Alcentra Capital common stockholders will be paid directly from CBDC Advisors, acting solely on its own behalf (see Transaction Support Agreement discussed below).

Prior to the transaction, the Company will convert from a Delaware corporation to a Maryland corporation, and as a result, the combined company will be incorporated in Maryland. As part of the conversion process, the Company will adopt a new charter that will, among other things, generally restrict all Company stockholders (other than those Alcentra Capital stockholders receiving Company shares in connection with the Mergers) from trading their respective shares for at least six months following the closing of the transaction, subject to a modified lock-up schedule thereafter (lock-up restrictions on 50% of the affected Company stockholders’ shares will lapse after nine months, and lock-up restrictions on the remaining shares will lapse after 12 months).

The Company will apply for listing on the NASDAQ under the ticker “CCAP” in connection with the closing of the Mergers. All of the Company’s officers and directors in office immediately prior to the closing will remain in their current roles after the closing of the Mergers.

Consummation of the Mergers is subject to certain conditions, including, among others, the approvals of the Company’s and Alcentra Capital’s stockholders, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. While there can be no assurances as to the exact timing, or that the Mergers will be completed at all, the Company expects that the Mergers and other transactions contemplated by the Merger Agreement will be completed as early as the fourth quarter of 2019.

During the period prior to the closing of the Mergers, Alcentra Capital has agreed to, and will cause its subsidiaries, its investment adviser, Alcentra NY, LLC, and Alcentra Capital’s controlled representatives, and will instruct and use commercially reasonable efforts to cause its non-controlled representatives, to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any third party relating to any Competing Proposal (as defined in the Merger Agreement) or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Proposal, and not to initiate, solicit or knowingly encourage the making of any Competing Proposal or engage in negotiations or substantive discussions with, or furnish any nonpublic information to, or enter into any agreement, arrangement or understanding with, any third party relating to a Competing Proposal or any inquiry. However, Alcentra Capital is permitted under the Merger Agreement to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to Alcentra Capital or any of its subsidiaries solely for the purpose of allowing such third party to submit a Competing Proposal.

If Alcentra Capital receives a Competing Proposal from a third party, and the Alcentra Capital Board determines in good faith after consultation with its financial advisors and outside legal counsel that (a) the Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and (b) failure to consider such proposal would reasonably be expected to be inconsistent with the fiduciary duties of the directors under applicable law, then Alcentra Capital may engage in discussions and negotiations with such third party so long as certain notice and other procedural requirements are satisfied. Alcentra Capital may terminate the Merger Agreement and enter into an agreement with a third party who makes a Superior Proposal, subject to certain procedural requirements and the payment to the Company of a $4,281,720 termination fee. The Merger Agreement also contains certain other termination rights, including in favor of the Company if the requisite approval of Alcentra Capital’s stockholders is not obtained and in favor of each of Alcentra Capital and the Company if the Mergers are not completed on or before March 31, 2020. Upon termination of the Merger Agreement under certain specified circumstances, Alcentra Capital may be required to pay the Company a termination fee of $4,281,720. The Merger Agreement also provides that each party to the Merger Agreement is entitled to specific performance in the event of any breach or to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

In connection with the transaction, CBDC Advisors has agreed to implement the following changes to the Company’s investment advisory agreement following the closing of the Mergers (the “Advisory Agreement Amendment”): (a) reduce the base management fee from 1.50% to 1.25%, (b) waive a portion of the base management fee for the six quarters following the First Merger so that only 0.75% will be charged for such time period, (c) waive the income-based portion of the incentive fee for the six quarters following the First Merger and (d) increase the hurdle rate under the income-based portion of the incentive fee from 1.50% to 1.75% per quarter (or from 6.00% to 7.00% annualized).

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference. The representations and warranties and covenants set forth in the Merger Agreement have been made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including qualified by confidential disclosures made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties to the Merger Agreement or their respective businesses.

Transaction Support Agreement

Additionally, on August 12, 2019, the Company entered into a Transaction Support Agreement with CBDC Advisors (the “Transaction Support Agreement”) in connection with the Mergers. Under the terms of the Transaction Support Agreement, CBDC Advisors has agreed to (a) provide $21.6 million of cash consideration, or $1.6761 per share of Alcentra Capital Common Stock, payable to Alcentra Capital shareholders in accordance with the terms and conditions set forth in the Merger Agreement at closing, (b) enter into the Advisory Agreement Amendment upon the consummation of the Mergers, and (c) reimburse the Company for up to $1,419,000 of expenses that the Company incurs in connection with completing the Mergers. In addition, the Company and CBDC Advisors have allocated responsibility for certain monetary damages, if any, that become payable in connection with the Merger Agreement. The Transaction Support Agreement is included as Exhibit 10.1 to this Form 8-K.

Item 7.01. Regulation FD Disclosure.

On August 13, 2019, the Company and Alcentra Capital issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

The information furnished pursuant to this Item 7.01, including the related exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Item 8.01. Other Events.

On August 12, 2019, the Company received a commitment from Ally Bank to provide a revolving facility equal to $200.0 million (which may be increased to up to $300.0 million at the Company’s option if certain conditions are met) subject to the terms and conditions in the letter related thereto (the “Commitment”). Proceeds from the facility provided for by the Commitment are expected to be used by the Company to, among other things, fund the cash payments in connection with the Mergers and for general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 12, 2019, by and among Crescent Capital BDC, Inc., Atlantis Acquisition Sub, Inc., Alcentra Capital Corporation and CBDC Advisors, LLC

10.1	Transaction Support Agreement, dated August 12, 2019, between Crescent Capital BDC, Inc. and CBDC Advisors, LLC

99.1	Press release dated August 13, 2019

*

Schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

***********

Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transactions between the Company and Alcentra Capital pursuant to the Merger Agreement. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of each of the Company and Alcentra Capital may not be obtained; (2) the risk that the Mergers or other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the Company and Alcentra Capital or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) uncertainty with respect to the trading levels of shares of the combined company’s common stock on NASDAQ; (6) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of the Company and Alcentra Capital; (7) the ability of the combined company to implement its business strategy; (8) difficulties and delays in achieving synergies and cost savings of the combined company; (9) inability to retain and hire key personnel; (10) the occurrence of any event that could give rise to termination of the Merger Agreement; (11) the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; (12) evolving legal, regulatory and tax regimes; (13) changes in laws or regulations or interpretations of current laws and regulations that would impact the Company’s classification as a business development company; and (14) changes in general economic and/or industry specific conditions. Some of these factors are enumerated in the filings the Company and Alcentra Capital have made with the Securities and Exchange Commission (the “SEC”) and will be contained in the materials the Company and Alcentra Capital will file with the SEC in connection with the proposed transactions under the Merger Agreement, including the Company’s registration statement on Form N-14 (the “Registration Statement”), which will include the Company’s and Alcentra Capital’s joint proxy statement on Schedule 14A that also constitutes a prospectus of the Company (the “Joint Proxy Statement/Prospectus”).

The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, neither the Company nor Alcentra Capital undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information or development, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving the Company and Alcentra Capital, along with related proposals for which stockholder approval will be sought (collectively, the “Proposals”). In connection with the Proposals, Alcentra Capital and the Company will file relevant materials with the SEC, including the Registration Statement and Joint Proxy Statement/Prospectus. The Registration Statement and Joint Proxy Statement/Prospectus will each contain important information about Alcentra Capital, the Company, the proposed transactions, the Proposals and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND ALCENTRA CAPITAL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALCENTRA CAPITAL, THE COMPANY, THE PROPOSED TRANSACTIONS, THE PROPOSALS AND RELATED MATTERS. Investors and security holders will be able to obtain the Registration Statement, the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Alcentra Capital and the Company, free of charge, from the SEC’s web site at www.sec.gov and from either Alcentra Capital’s or the Company’s web sites at www.alcentracapital.com or at www.crescentbdc.com. Investors and security holders may also obtain free copies of the Registration Statement, the Joint Proxy Statement/Prospectus and other documents filed with the SEC from the Company by contacting Crescent BDC’s Investor Relations Department at bdcir@crescentcap.com or from Alcentra Capital by contacting Alcentra Capital’s Investor Relations Department at investorrelationsbdc@alcentra.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. However, Alcentra Capital, the Company and their respective directors and executive officers, other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting of stockholders filed with the SEC on April 26, 2019. Information regarding Alcentra Capital’s directors and executive officers is available in an amendment to its annual report for the year ended December 31, 2018 on Form 10-K/A (the “2018 Form 10-K/A”), filed with the SEC on April 30, 2019. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in Alcentra Capital’s 2018 Form 10-K/A and the Company’s 2019 proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed by such directors or executive officers, as the case may be, with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and the Joint Proxy Statement/Prospectus when such documents become available. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Proposals or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Crescent Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2019	CRESCENT CAPITAL BDC, INC.

	By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Chief Financial Officer